UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  September 9, 2016
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020
New York, New York 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

E*TRADE Financial Corporation (the “Company”) issued a press release announcing, effective as of September 12, 2016 (the “Effective Date”), (i) Paul T. Idzik’s departure from his position as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), (ii) Rodger A. Lawson’s appointment as the Company’s Executive Chairman, (iii) Karl A. Roessner’s appointment as the Company’s Chief Executive Officer, a member of the Board and the President of E*TRADE Bank and (iv) Kevin T. Kabat’s appointment as the Board’s Lead Independent Director.

 Departure of Paul T. Idzik. In connection with Mr. Idzik’s departure as the Company’s Chief Executive Officer and a member of the Company’s Board of Directors on the Effective Date, Mr. Idzik is eligible to receive the separation payments and benefits set forth in Section 5(a) of his employment agreement with the Company, dated January 1, 2016, and filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

Appointment of Rodger A. Lawson as Executive Chairman. In connection with his appointment as the Company’s Executive Chairman, the Company has entered into an employment agreement with Mr. Lawson, the term of which commences on the Effective Date and ends on December 31, 2018, pursuant to which Mr. Lawson will receive an annual base salary of $850,000 and be eligible for an annual cash performance bonus with a target of $1,650,000 and an annual equity performance bonus with a target of $1,000,000 in the form of restricted stock units (“RSUs”) and $1,500,000 in the form of performance stock units (“PSUs”).  On the Effective Date, Mr. Lawson will also receive a one-time grant of PSUs with a grant date value of $455,000 and a one-time grant of RSUs with a grant date value of $300,000 that will vest ratably on each of the first three anniversaries of the grant date. As a result of this appointment as Executive Chairman, Mr. Lawson is no longer subject to the terms of the Company’s non-employee director compensation policy, as of the Effective Date.

The agreement provides that if Mr. Lawson’s employment is terminated prior to December 31, 2018 either by the Company without “cause” or by Mr. Lawson for “good reason” (in each case as such terms are defined in the agreement), Mr. Lawson will continue to receive his base salary and be eligible to receive annual cash incentive bonuses through December 31, 2018, along with reimbursement of COBRA premiums through December 31, 2018 and the accelerated or continued vesting of certain RSUs and PSUs. If such a termination occurs in connection with a “change in control” (as defined in the agreement), Mr. Lawson will receive a lump sum payment equal to two times the sum of his base salary and annual target bonus, a pro-rated bonus for the year of termination, reimbursement of COBRA premiums for 24 months following termination and the accelerated vesting of certain RSUs and PSUs.

The description of the terms of Mr. Lawson’s employment agreement set forth above is only a summary and is subject to the full terms of the agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Mr. Lawson, age 69, has been a director of the Company since February 2012. Preceding his appointment as Executive Chairman, Mr. Lawson had been the Non-Executive Chairman of the Board, as well as ex officio member of the Audit, Compensation and Risk Oversight Committees, since May 2013, and a member of the Governance Committee since February 2012. Mr. Lawson also served as Lead Independent Director from August 2012 to January 2013. Mr. Lawson is an experienced financial services executive who most recently served as President and Chief Executive Officer of Fidelity Investments – Financial Services from 2007 through 2010. Prior to joining Fidelity, Mr. Lawson served in several senior executive roles with Prudential Financial, including Vice Chairman of Prudential Financial. He has held numerous other executive positions in financial services, including President and Chief Executive Officer of Van Eck Global, and Chief Executive Officer and Partner of Global Private Banking at Bankers Trust Company. Mr. Lawson also previously served as President and Chief Executive Officer of Fidelity Investments Retail Group and as Chief Executive Officer of the Dreyfus Service Corporation. Mr. Lawson earned a B.A. from London University and a M.Sc. from Bradford University. He is currently on the boards of directors of UnitedHealth Group, Inc. and E*TRADE Bank.

There are no arrangements or understandings between Mr. Lawson and any other persons pursuant to which he was selected as Executive Chairman. There are also no family relationships between Mr. Lawson and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Karl A. Roessner as Chief Executive Officer, a Member of the Board and the President of E*TRADE Bank.  In connection with his appointment as the Company’s Chief Executive Officer, the Company has entered into an employment agreement with Mr. Roessner, the term of which commences on the Effective Date and ends on December 31, 2019, pursuant to which Mr. Roessner will receive an annual base salary of $850,000, an annual cash performance bonus with an annual target of $1,500,000 and an annual equity performance bonus with an annual target of $800,000 in the form of RSUs and $1,200,000 in the form of PSUs. On the Effective Date, Mr. Roessner will also receive a one-time grant of RSUs with a grant date value of $1,000,000 that will vest ratably on each of the first three anniversaries of the grant date.

The agreement provides that if Mr. Roessner’s employment is terminated prior to December 31, 2019 either by the Company without “cause” or by Mr. Roessner for “good reason” (in each case as such terms are defined in the agreement), Mr. Roessner will receive a lump sum payment equal to one times the sum of his base salary and annual target bonus, a pro-rated bonus for the year of termination, reimbursement of COBRA premiums for 24 months following termination and the accelerated or continued vesting of certain RSUs and PSUs.  If such termination occurs in connection with a “change in control” (as defined in the agreement), Mr. Roessner will generally receive the same payments and benefits, except that he will receive will receive a lump sum payment equal to two times the sum of his base salary and annual target bonus.

The description of the terms of Mr. Roessner’s employment agreement set forth above is only a summary and is subject to the full terms of the agreement, a copy of which will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Prior to his appointment as Chief Executive Officer of the Company, Mr. Roessner, age 48, served as Executive Vice President and General Counsel of the Company since May 2009. In that role he managed the legal, compliance and regulatory functions for the Company and its bank and brokerage subsidiaries. He also served as Corporate Secretary to the Board and E*TRADE Bank’s board of directors. Prior to joining the Company in May 2009, Mr. Roessner was a partner in the Corporate Practice group of Clifford Chance US LLP, one of the world’s leading law firms. There, he advised clients on negotiated public and private transactions, management and leveraged buyouts, capital raising activities and corporate governance matters. Mr. Roessner earned a B.A. cum laude from Siena College and his J.D. cum laude from St. John’s University School of Law where he was a member of the St. John’s University Law Review.   Mr. Roessner is a member of the E*TRADE Bank board and is also President of E*TRADE Bank.

There are no arrangements or understandings between Mr. Roessner and any other persons pursuant to which he was selected as Chief Executive Officer. There are also no family relationships between Mr. Roessner and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Kevin T. Kabat as Lead Independent Director.  Mr. Kabat was appointed as the Lead Independent Director, as of the Effective Date. As previously disclosed, Mr. Kabat was appointed as a member of the Board, as well as the Compensation Committee and Governance Committee, effective June 16, 2016. Mr. Kabat is also an Ex Officio member of the Audit Committee and Risk Oversight Committee.

Item 8.01.          Other Items.

Closing of OptionsHouse Acquisition.  On September 12, 2016, the Company completed its previously-announced acquisition of Aperture New Holdings, Inc., the ultimate parent company of OptionsHouse, for $725 million in cash (excluding certain closing adjustments).

Press Release.  On September 12, 2016, in connection with the management changes described above under Item 5.02 and the closing of the OptionsHouse acquisition described in this Item 8.01, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Corporate Governance Documents. Effective September 12, 2016, the Board approved amendments to the Company’s Board Compensation Committee Charter and Corporate Governance Guidelines.  A copy of each document is available on the Company’s website at about.etrade.com in the “Corporate Governance” section under “Investor Relations.”

Item 9.01.          Financial Statements and Exhibits

Exhibit 99.1        Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated: September 12, 2016	By:	/s/ Lori S. Sher
Name: Lori S. Sher
Title: Corporate Secretary